NQSO
                              TERMS AND CONDITIONS


     ss. 1. General. These Terms and Conditions constitute a part of the BellSouth Corporation Stock Plan Non-qualified Stock Option Agreement to which they are attached and apply to the NQSO granted thereunder.

                  ss. 2. Date Exercisable. This NQSO shall be exercisable at any time in whole or in part (but if in part, in an amount equal to at least 100 shares or, if less, the number of shares remaining to be exercised under this Option Agreement) on any business day of BellSouth before the date such option expires under ss. 3 of this Agreement and after the earlier of

                           (a)      the third anniversary of the Grant Date; or

                           (b)  in the event Optionee terminates
                  employment prior to the date in (a) above (i) by reason of (A) death, (B) disability, provided as a result of such disability Optionee is eligible for disability benefits under the BellSouth Corporation Long Term Disability Plan or disability benefits under an alternative plan maintained by Optionee's employer which BellSouth determines to be comparable to such disability benefits, or (C) retirement, provided as a result of such retirement Optionee is eligible for a "Service Pension" under the terms of the applicable BellSouth Personal Retirement Account Pension Plan or a BellSouth Supplemental Executive Retirement Plan, or a retirement pension under any alternative plan maintained by Optionee's employer which BellSouth determines to be comparable to such a Service Pension, and (ii) not for cause or as a result of misconduct in connection with his or her employment, the date of such employment termination, or, if later, the expiration of the six-month period following the Grant Date.

     ss. 3. Expiration. This NQSO shall expire and Optionee shall have no further rights under this Agreement on the earlier of



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                                        2

                           (a) the first date on or after the Grant Date
                  on which Optionee is employed by, renders services to, consults with, acquires ownership of more than 5% of any class of stock of, or acquires beneficial ownership of more than 5% of the earnings or profits of, any corporation, partnership, proprietorship, trust or other entity which in BellSouth's judgment competes, directly or through any affiliate, with BellSouth or any Subsidiaries in any of their lines of business;

                           (b) the earlier of the date Optionee's
                  employment with BellSouth or a Subsidiary terminates for any reason not described in ss. 2(b) of this Agreement, or the date on which Optionee fails to return to employment in accordance with the terms of a leave of absence granted to Optionee by BellSouth or a Subsidiary;

                         (c) the date this NQSO has been exercised in full under
                    this Agreement; or

                         (d) the  expiration of the 10-year  period which begins
                    on the Option Grant Date.

                  ss. 4. Method of Exercise. This NQSO may be exercised by properly completing and actually delivering the applicable Notice of Exercise Form to BellSouth, together with payment in full of the Option Price for the shares of Stock the Optionee desires to purchase through such exercise in the manner specified in the Notice of Exercise Form. Subject to ss. 6 of this Agreement, and as provided in the Notice of Exercise Form, payment may be made in the form of cash or shares of Stock, or a combination of cash and shares of Stock.

                  ss. 5. Effective Date of Exercise. An exercise under ss.
4 shall be effective on the date a properly completed Notice of Exercise Form, together with payment of the Option Price, actually is delivered to and accepted by the executive compensation group at BellSouth headquarters, or as otherwise specified in an applicable Notice of Exercise Form.



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                  ss. 6. Value of Stock. Any shares of Stock which are
tendered to BellSouth as payment and any shares of Stock which are transferred by BellSouth shall be valued at their Fair Market Value on the date as of which the exercise is effective or, if the exercise is effective on a date other than a business day for the New York Stock Exchange, on the immediately preceding business day.

                  ss. 7. Transferability. Except as otherwise provided in the Plan, no rights granted under this Agreement shall be transferable by Optionee during Optionee's lifetime, and such rights shall be exercisable during Optionee's lifetime only by Optionee. If Optionee dies before the expiration of this NQSO as described in ss. 3 of this Agreement, except to the extent Optionee has transferred any rights under this Agreement as provided under the Plan, any rights under this Agreement which did not expire prior to Optionee's death and any rights which arise as a result of Optionee's death shall be exercisable by Optionee's Beneficiary as determined under the Plan and such Beneficiary shall be treated as the Optionee under this Agreement upon the death of Optionee.

                  ss. 8. Employment and Termination. Neither the Plan, this Agreement nor any related material shall give Optionee the right to continue in employment by BellSouth or by a Subsidiary or shall adversely affect the right of BellSouth or a Subsidiary to terminate Optionee's employment with or without cause at any time.

                  ss. 9. Stockholder Status. Optionee shall have no rights as a stockholder with respect to any shares of Stock under this Agreement before the date such shares have been duly issued to Optionee, and no adjustment shall be made for dividends of any kind or description whatsoever or for distributions of other rights of any kind or description whatsoever respecting such Stock except as expressly set forth in the Plan.

                  ss. 10. Other Laws. BellSouth shall have the right to refuse to issue or transfer any shares of Stock under this Agreement if BellSouth, acting in its absolute discretion, determines that the issuance or transfer of such shares might violate any applicable law or regulation or entitle BellSouth to recover the same under Section 16(b) of the Securities Exchange Act of 1934, and any payment tendered in such event to exercise this option shall be promptly refunded to Optionee.

                  ss. 11. Exercise Restrictions. BellSouth shall have the right to restrict or otherwise delay the issuance of any shares of Stock purchased or paid under this Agreement until the requirements of any applicable laws or regulations and any stock exchange requirements have been in BellSouth's judgment satisfied in full. Furthermore, any shares of Stock which are issued as a result of purchases or payments made under this Agreement shall be issued subject to such restrictions and conditions on any resale and on any other disposition as BellSouth shall deem necessary or desirable under any applicable laws or regulations or in light of any stock exchange requirements.

                  ss. 12. Tax Withholding. BellSouth or a Subsidiary shall withhold or retain from any payment to Optionee (whether or not such payment is made pursuant to this Agreement and including any payment which otherwise is due to be paid in the form of Stock under this Agreement) or take such other action as is permissible under the Plan which BellSouth or a Subsidiary deems necessary to satisfy any income or other tax withholding requirements as a result of an exercise under this Agreement. BellSouth or a Subsidiary shall have the right to require payment of any such taxes and require that any person furnish information deemed necessary by BellSouth to meet any tax reporting obligation before making any payment pursuant to this Agreement.

                  ss. 13. Jurisdiction and Venue. Acceptance of this Agreement shall be deemed to constitute Optionee's consent to the jurisdiction and venue of the Superior Court of Fulton County, Georgia and the United States District Court for the Northern District of Georgia for all purposes in connection with any suit, action, or other proceeding relating to this Agreement, including the enforcement of any rights under this Agreement and any process or notice of motion in connection with such situation or other proceeding may be serviced by certified or registered mail or personal service within or without the State of Georgia, provided a reasonable time for appearance is allowed.

                  ss. 14. Certain Employment Transfers. In the event
Optionee is transferred to any company or business in which BellSouth directly or indirectly owns an interest but which is not a Subsidiary, then Optionee shall not be deemed to have terminated his or her employment under this Agreement until such time, if any, as Optionee terminates employment with such organization and, if applicable, fails to return to BellSouth or a Subsidiary in accordance with the terms of Optionee's assignment, or Optionee otherwise fails to meet the terms of Optionee's assignment, at which time Optionee's deemed termination of employment shall be treated in the same manner as a termination of employment from BellSouth or a Subsidiary under ss. 2(b) and ss. 3(b) of this Agreement.

                  ss. 15. Change in Control. This NQSO shall become fully vested and exercisable upon a Change in Control and following such event accordingly shall be exercisable without regard to (i) any dates otherwise specified in this Agreement and (ii) any conditions specified in this Agreement for the forfeiture of the NQSO, including any conditions related to termination of employment or competition, provided that this NQSO in all events shall expire on the expiration date in ss. 3(e).

                ss. 16.    Miscellaneous.
                           -------------

                           (a) Optionee's rights under this Agreement can be
                  modified, suspended or canceled in accordance with the terms of the Plan.

                           (b) This Agreement shall be subject to the
                  provisions, definitions, terms and conditions set forth in the Plan, all of which are incorporated by this reference in this Agreement. Any capitalized terms in this Agreement, unless specifically defined in this Agreement or in reference to the administrative forms, shall have the same meaning assigned to those terms under the Plan.

                         (c) The Plan and this  Agreement  shall be  governed by
                    the laws of the State of Georgia.

                           (d) The exercise of this NQSO shall not be affected
                  by the exercise or non-exercise of any other option.





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                        BellSouth Corporation Stock Plan


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  Granted To        Grant       Number of         Option Price     Social
  (Optionee)        Date         Shares            $ Per Share     Sec. No.
    ________________________________________________________________


                                   Expiration
                                      Date


                                             Non-qualified Stock Option
                                                   (Non-Transferable)

                                                  A G R E E M E N T


BellSouth Corporation ("BellSouth"), a Georgia corporation, pursuant to action of its Board of Directors ("Board") and in accordance with the BellSouth Corporation Stock Plan ("Plan"), hereby grants a Non-qualified Stock Option ("NQSO") to the Optionee named above to purchase from BellSouth the above stated number of shares of BellSouth common stock, $1.00 par value ("Stock"), at an option price per share ("Option Price") as stated above. This NQSO is subject to the Terms and Conditions which are a part of and are attached to this Agreement and to the further terms and conditions applicable to NQSOs set forth in the Plan. This NQSO is granted effective as of the Option Grant Date stated above. It shall expire on the Expiration Date stated above, and accordingly shall not be exercisable on and after that date, subject to its earlier expiration under section 3 of the attached Terms and Conditions.


BellSouth Corporation


By:
    --------------------
    Authorized Officer